Exhibit 99.1

FOXO TECHNOLOGIES INC. ANNOUNCES LICENSE RENEWAL AND PROVIDES OPERATIONAL UPDATE FOR MYRTLE RECOVERY CENTERS, INC.

WEST PALM BEACH, FLORIDA — July 31, 2025 - (Globe Newswire) — FOXO Technologies, Inc., (NYSE American: FOXO) (“FOXO” or the “Company”) today announced that its behavioral health subsidiary, Myrtle Recovery Centers, Inc., has renewed its operating license for its Oneida, TN location for another year. The license renewal to operate an alcohol and drug residential treatment facility was granted by the State of Tennessee’s Department of Mental Health and Substance Abuse Services after a successful annual inspection.

Robert Merritt, CEO of Myrtle Recovery Centers, Inc. noted, “We are pleased that the state renewed our operating license for another year. Currently, the facility is at full capacity, and we are managing a waiting list for future admissions.” “We are leveraging the success of Myrtle’s first operating location through active consideration of various strategic options for expansion,” stated Seamus Lagan, Chief Executive Officer of parent company, FOXO Technologies Inc. “We believe we will soon be in a position to initiate opening a second location and continue to consider possible acquisitions in the sector”.

About FOXO Technologies Inc. (“FOXO”)

FOXO owns and operates three subsidiaries.

Rennova Community Health, Inc., owns and operates Scott County Community Hospital, Inc. (d/b/a Big South Fork Medical Center), a critical access designated (CAH) hospital in East Tennessee.

Myrtle Recovery Centers, Inc., a 30-bed behavioral health facility in East Tennessee. Myrtle provides inpatient services for detox and residential treatment and outpatient services for MAT and OBOT Programs.

FOXO Labs, Inc. is a biotechnology company dedicated to improving human health and life span through the development of cutting-edge technology and product solutions for various industries.

For more information about FOXO, visit www.foxotechnologies.com.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the FOXO’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to the risk of changes in the competitive and highly regulated industries in which FOXO operates; variations in operating performance across competitors or changes in laws and regulations affecting FOXO’s business; the ability to implement FOXO’s business plans, forecasts, and other expectations; the ability to obtain financing; the risk that FOXO has a history of losses and may not achieve or maintain profitability in the future; the enforceability of FOXO’s intellectual property, including its patents and the potential infringement on the intellectual property rights of others; and the risk of downturns and a changing regulatory landscape in the highly competitive industries in which FOXO operates. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in FOXO’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports, and in other documents FOXO has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FOXO assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Sebastien Sainsbury

ssainsbury@foxotechnologies.com

(561) 485-0151